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                                                                    EXHIBIT 10.8


                              SERVICES AGREEMENT
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THIS SERVICES AGREEMENT ("Agreement") is made as of ________, 1999 by and between PNC Bank Corp. ("Service Provider") and BlackRock, Inc. ("BlackRock").


                                  BACKGROUND
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     Service Provider currently provides to BlackRock certain services.
BlackRock has requested that Service Provider continue such services, and Service Provider has agreed to provide such services, on the terms and conditions set forth in this Agreement.

                                     TERMS
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In consideration of the terms and conditions of this Agreement and intending to be legally bound, Service Provider and BlackRock agree as follows:

1.   Provision of Services.  During the term of this Agreement, Service Provider
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     shall provide to BlackRock the services (the "Services") on the terms and conditions set forth in this Agreement.

2.   Services Charges and other Terms. With respect to the period from the
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     effective date of this Agreement through the end of the 1999 fiscal year, the prices, pricing methodology and other terms of the Services shall be those in effect as of September 1, 1999, subject to any adjustments imposed by the Service Provider that are generally applicable to its business units. BlackRock shall negotiate in good faith with the Service Provider to establish the prices, pricing methodology and other terms of the Services for each subsequent fiscal year during the term of this Agreement.

3.   Cooperation.  Each party shall observe the normal security and other
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     operational procedures in place at the other party's offices.

4.   Audits and Regulators.  In connection with the Services, in recognition of
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     the fact that both parties are subject to audits and to regulation and examination by governmental authorities, each party shall cooperate fully in all audits and regulatory examinations of the other party as may be reasonably requested by such other party.

5.   Provision of Corporate Records.  In connection with the Services, subject
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     to applicable law and privileges, upon the prior and reasonable request by a party for specific and identified

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     agreements, documents, books, records or files, relating to or affecting such party, the other party shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such records (or the originals thereof if the party making the request has a compelling need for such originals) in the possession of such other party, but only to the extent such items are not already in the possession of the requesting party.

6.   Access to Information.  In connection with the Services, subject to
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     applicable law and privileges, each of Service Provider and BlackRock shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access, upon reasonable prior notice during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party insofar as such access is reasonably required by the other party.

7.   Reimbursement; Other Matters.
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     A party providing records or access to information to the other shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such records or access to information.

8.   Representations and Warranties; Standards of Care.  Service Provider
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     represents and warrants that the Services will be provided (a) by competent personnel and (b) on substantially the same basis as provided to Service Provider's other recipients or for Service Provider's own use.

9.   Indemnification.   Each of the Parties hereto (each an "Indemnifying
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     Party") shall indemnify, defend, save and hold harmless the other party hereto, its direct and indirect subsidiaries, and each party's and its subsidiaries' officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all damages incurred or sustained by the Indemnified Parties to the extent they arise out of any
     (i) breach by the Indemnifying Party of any of its covenants, agreements or obligations contained in this Agreement or (ii) the Indemnifying Party's negligence, willful misconduct or reckless disregard of its duties hereunder.

          For purposes of this section, "damages" shall mean all actions, costs, damages, disbursements, obligations, penalties, liabilities, taxes, losses, charges, expenses, assessments, judgments, settlements or deficiencies of any nature whatsoever, whether foreseeable or unforeseeable (including, without limitation, any interest, penalties, reasonable investigation, legal, accounting and other costs and expenses incurred in the investigation, collection, prosecution and defense of any action, suit, proceeding or claim and amounts paid in settlement) that may be imposed or otherwise incurred or suffered by an Indemnified Party; provided, however, that damages shall exclude, and Service Provider shall not have liability to the Indemnified Parties under this Agreement for, consequential, special, exemplary or punitive damages.

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10.  Confidentiality. The following categories of information shall be
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     considered as confidential ("Confidential Information") under this
     Agreement: (a) all information, files and data relating to customers of Service Provider and BlackRock and their subsidiaries; (b) all business plans, studies, forecasts, analyses and similar projections relating to Service Provider and BlackRock and their subsidiaries; and (c) all other information specifically labeled in writing as "confidential." Confidential Information shall not include information that (x) enters the public domain other than by any unauthorized disclosure hereunder, (y) was known by a party prior to its disclosure by the other party hereunder, or
     (z) rightfully comes into the possession of a party from a third party under no obligation of confidence. Service Provider and BlackRock shall keep the Confidential Information in confidence and shall safeguard it with at least the same degree of diligence as it protects its own similar confidential information. Neither party shall, without the prior written consent of the other party, disclose the Confidential Information to anyone other than, on a need-to-know basis only, its employees, auditors, agents under a contractual duty of confidence with respect to the Confidential Information, governmental regulatory or examination authorities, or as otherwise required by applicable law. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege may be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to immediately consult with the other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow each such relevant party and its counsel to participate in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege. Each party agrees that a breach of these confidentiality requirements could be damaging, that any remedy at law is inadequate, that damages would be difficult to calculate and that injunctive relief against further disclosure is appropriate.

11.  Disaster Backup.  Service Provider shall provide, where applicable, backup
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     or disaster recovery capability for the Services provided hereunder, or for any data, files or the documents or material furnished by BlackRock to Service Provider hereunder.

12.  Year 2000 Readiness.  Service Provider (a) has reviewed its departments,
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     divisions, groups, business and operations, (b) has developed or is developing a program to remediate or replace computer applications and systems, and (c) has developed a testing plan to test the remediation or replacement of computer application and systems, in each case, to address on a timely basis the risk that certain computer applications and systems used by Service Provider may be unable to recognize and perform properly date sensitive functions involving dates prior to and after December 31, 1999, including dates such as February 29, 2000 (the "Year 2000 Challenge"). To the best of Service Provider's knowledge and belief, the reasonably foreseeable consequences of the Year 2000 Challenge will not adversely effect Service Provider's ability to perform its duties and obligations under this Agreement.

13.  Term; Termination.  Unless otherwise agreed in writing by the parties, the
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     term of this Agreement shall commence on the date first set forth above and shall terminate upon the mutual agreement of the parties.


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14.  Upon Nonrenewal or Termination. Upon nonrenewal or termination of this
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     Agreement with respect to any Services for any reason and subject to applicable law (including, but not limited to, recordkeeping requirements of BlackRock and its subsidiaries), each party, at the request of the other party, shall promptly either return to the other party all applicable Confidential Information of the other party then in its possession or certify in writing that all such Confidential Information has been destroyed. As to all other records, files, documents or other material belonging to one party which are in the possession of the other party at termination, the party holding such material shall return it to the other party at its request; provided the party requesting such return shall reimburse the returning party the reasonable out-of-pocket expenses, if any, incurred in implementing such return. In the alternative, the parties may agree upon the disposition of such material.

15.  Notices.  Any notices permitted or required by this Agreement shall, unless
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     otherwise agreed, be in writing and shall be deemed effective when received. Effective notices may be given and delivered by mail, by courier service or by facsimile transmission. Notices shall be addressed as follows:


          if to BlackRock:

          BlackRock, Inc.
          345 Park Avenue
          New York, NY  10154
          Attn: General Counsel
          Facsimile: (212) 409-3744


          if to Service Provider:

          PNC Bank Corp
          One PNC Plaza
          249 5/th/ Avenue
          Pittsburgh, PA  15222
          Attn: General Counsel
          Facsimile: (412) 768-2875


     or to such other address as either party may by notice hereunder advise the other as its new address for receipt of notices.

16.  Counterparts.  This Agreement may be executed in any number of
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     counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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17.  No Waiver.  No term or provision hereof shall be deemed waived and no
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     breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by either party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse of any other different or subsequent breach.

18.  Assignment.  Service Provider may assign its rights and delegate its duties
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     hereunder to any affiliate, provided that (a) Service Provider gives
     BlackRock thirty (30) days' prior written notice and (b) Service Provider and such delegate (or assignee) promptly provide such information as BlackRock may request, and respond to such questions as BlackRock may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee), to the reasonable satisfaction of BlackRock.

19.  Captions.  The captions in this Agreement are provided for convenience of
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     reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

20.  Governing Law.  This Agreement shall be deemed to be a contract made in
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     Delaware and governed by Delaware law, without regard to principles of conflicts of laws.

21.  Partial Invalidity.  If any provision of this Agreement shall be held or
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     made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby; provided, however, that if such provision constitutes the essence of this Agreement then this Agreement shall be deemed terminated without such termination constituting a breach hereof.

22.  Parties in Interest.  This Agreement shall be binding upon and inure to the
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     benefit of the parties hereto and their successors and assigns. This
     Agreement is not for the benefit of any other person or entity, and there shall be no third party beneficiaries hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers with the intent of being legally bound hereby.


BlackRock, Inc.


By:______________________________

Title:___________________________



PNC Bank Corp.


By:______________________________

Title:___________________________

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